                                                            EXHIBIT 4.7


                                LIMITED WAIVER



     This LIMITED WAIVER (the "Waiver") is dated as of June 30, 1998 and entered into by and among GOSS GRAPHIC SYSTEMS, INC., a corporation organized under the laws of the State of Delaware ("Company") and whose registered office is at 700 Oakmont Lane, Westmont, Illinois 60559, GOSS GRAPHIC SYSTEMS LIMITED (Company Number 3212468), a company organized under the laws of England ("Goss UK") and whose registered office is at Greenbank Street, Preston, Lancashire PR1 7LA, GOSS SYSTEMES GRAPHIQUES NANTES, S.A., a SOCIETE ANONYME organized under the laws of the Republic of France ("Goss France") and whose registered office is at 20, rue de Koufra, 44300 Nantes, GOSS GRAPHIC SYSTEMS JAPAN CORPORATION, a corporation organized under the laws of Japan ("Goss Japan"; and together with Company, Goss UK and Goss France, the "Borrowers") and whose registered office is at Mitsuya Toranomon Building, 22-14 Toranomon 1-Chome, Minato-Ku, Tokyo 105, THE FINANCIAL INSTITUTIONS ACTING AS LENDERS AND LISTED ON THE SIGNATURE PAGES HEREOF, THE FINANCIAL INSTITUTIONS ACTING AS INDEMNIFYING LENDERS AND LISTED ON THE SIGNATURE PAGES HEREOF, BANKERS TRUST COMPANY, as administrative agent for the Lenders (in such capacity, "Administrative Agent") and whose registered office is at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006, and
CREDIT SUISSE FIRST BOSTON ("CSFB"), as syndication agent for Lenders (in such capacity, "Syndication Agent") and whose offices are at 11 Madison Avenue, New York, New York 10010, and, for purposes of Section 6 hereof, the guarantors listed on the signature pages hereof, and is made with reference to that certain Amended and Restated Multicurrency Credit Agreement dated as of January 29, 1998, by and among Borrowers, Lenders, Indemnifying Lenders, Administrative Agent, Syndication Agent and certain other parties (the "Credit Agreement"). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.


                                      RECITALS

     WHEREAS, Borrowers and Lenders desire to waive certain financial covenants set forth in the Credit Agreement for the time period set forth herein and to specify the interest rates applicable during such time period, all as more specifically provided for herein;

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.  CONDITIONAL WAIVER

     Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of Borrowers herein contained, Lenders hereby waive for the period commencing on June 30, 1998 and ending on August 31, 1998 (the "Waiver Period") compliance with the provisions of subsections 7.6A, 7.6B, 7.6C and 7.6D of the Credit Agreement; PROVIDED that at no time during the Waiver Period shall Company permit:


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          (i)  the ratio of Consolidated Adjusted EBITDA for the twelve-month period ended June 30, 1998 to Consolidated Fixed Charges for the twelve-month period ended June 30, 1998 to be less than 0.80:1.00;

         (ii) the ratio of Consolidated Total Debt as of June 30, 1998 to Consolidated Adjusted EBITDA for the twelve-month period ended June 30, 1998 to exceed 9.60:1.00;

        (iii) Consolidated Adjusted EBITDA for the three-month period ended June 30, 1998 to be less than $6,500,000; and

         (iv) Consolidated Net Worth as of June 30, 1998 to be less than $70,000,000;

PROVIDED FURTHER that notwithstanding anything to the contrary contained in the Credit Agreement at all times during the Waiver Period for all purposes of the Credit Agreement the Applicable Offshore Rate Margin shall be 2.50% per annum and the Applicable Base Rate Margin shall be 1.50% per annum.

Section 2.  LIMITATION OF WAIVER

     Without limiting the generality of the provisions of subsection 10.6 of the Credit Agreement, the waiver set forth above shall be limited precisely as written and relates solely to the noncompliance by Company with the provisions of subsections 7.6A, 7.6B, 7.6C and 7.6D of the Credit Agreement during the Waiver Period to the extent described above, and nothing in this Waiver shall be deemed to:

         (a)  constitute a waiver of compliance by Company with respect to
     (i) subsections 7.6A, 7.6B, 7.6C and 7.6D of the Credit Agreement in any other instance or (ii) any other term, provisions or condition of the Credit Agreement or any other instrument or agreement referred to therein; or

         (b) prejudice any right or remedy that Administrative Agent or any Lender may now have (except to the extent such right or remedy was based upon existing defaults that will not exist after giving effect to this Waiver) or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement referred to therein.

Section 3.  REPRESENTATIONS AND WARRANTIES

     In order to induce Lenders to enter into this Waiver, Borrowers hereby represent and warrant that after giving effect to this Waiver:

         (a) as of the date hereof, there exists no Event of Default or Potential Event of Default under the Credit Agreement;

         (b) all representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date; and

         c) as of the date hereof, Borrowers have performed all agreements to be performed by Borrowers as set forth in the Credit Agreement.

Section 4.  COUNTERPARTS; EFFECTIVENESS

     This Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Waiver shall become effective as of the date hereof upon the execution of counterparts hereby by Borrowers and Holdings and Subsidiary Guarantor and by Lenders constituting Requisite Lenders and receipt by Borrowers and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

Section 5.  GOVERNING LAW

     THIS WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION
SECTION 5-1491 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

Section 6.     ACKNOWLEDGEMENT AND CONSENT BY HOLDINGS AND SUBSIDIARY GUARANTOR

     Each of Holdings and Subsidiary Guarantor hereby acknowledges that it has read this Waiver and consents to the terms thereof and further hereby confirms and agrees that, notwithstanding the effectiveness of this Waiver, the obligations of each of Holdings and Subsidiary Guarantor under the Holdings Guaranty and the Subsidiary Guaranty, respectively, shall not be impaired or affected and each of the Holdings Guaranty and the Subsidiary Guaranty is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.


                 [Remainder of this page intentionally left blank.]

          IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed and delivered by their respective officers thereunder duly authorized as of the date first above written.

                                GOSS GRAPHIC SYSTEMS, INC., as a
                                Borrower



                                By:

                                Its:

                                GOSS GRAPHIC SYSTEMS LIMITED, as
                                a Borrower



                                By:

                                Its:

                                GOSS SYSTEMES GRAPHIQUES
                                NANTES, S.A., as a Borrower



                                By:

                                Its:

                                GOSS GRAPHIC SYSTEMS JAPAN
                                CORPORATION, as a Borrower



                                By:

                                Its:

                                GGS HOLDINGS, INC., as a Guarantor


                                By:

                                Its:

                                GOSS REALTY, L.L.C., as a Subsidiary
                                Guarantor


                                By:
                                Its:

                                BANKERS TRUST COMPANY, as
                                Administrative Agent and as a Lender



                                By:

                                Its:

                                CREDIT SUISSE FIRST BOSTON, as
                                Syndication Agent, as a Lender and as an Indemnifying Lender


                                By:

                                Its:

                                THE BANK OF NOVA SCOTIA, as a
                                Lender




                                By:

                                Its:

                                BANK OF AMERICA NATIONAL TRUST
                                & SAVINGS ASSOCIATION, as a Lender



                                By:

                                Its:

                                THE BANK OF NEW YORK, as a Lender



                                By:

                                Its:

                                NATIONSBANK, N.A., as a Lender



                                By:


                                Its:

                                CREDIT AGRICOLE INDOSUEZ, as a
                                Lender



                                By:


                                Its:

                                DEUTSCHE FINANCIAL SERVICES
                                CORPORATION, as a Lender and as an
                                Indemnifying Lender


                                By:

                                Its:

                                THE FIRST NATIONAL BANK OF
                                CHICAGO, as a Lender


                                By:

                                Its:

                                THE FUJI BANK, LIMITED, as a Lender
                                and as an Indemnifying Lender


                                By:

                                Its:

                                HARRIS TRUST AND SAVINGS BANK,
                                as a Lender



                                By:

                                Its:

                                THE INDUSTRIAL BANK OF JAPAN
                                TRUST COMPANY, as a Lender



                                By:

                                Its:

                                LASALLE NATIONAL BANK, as a Lender




                                By:

                                Its:

                                NATIONAL BANK OF CANADA, A
                                CANADIAN CHARTERED BANK, as a
                                Lender




                                By:

                                Its:

                                THE SANWA BANK, LIMITED,
                                CHICAGO BRANCH, as a Lender and as an
                                Indemnifying Lender




                                By:

                                Its:

                                GENERAL ELECTRIC CAPITAL
                                CORPORATION, as a Lender and as an
                                Indemnifying Lender



                                By:

                                Its:

                                NATIONAL WESTMINSTER BANK PLC,
                                NASSAU BRANCH, as a Lender


                                By:

                                Its:

                            NATIONAL WESTMINSTER BANK PLC,
                            NEW YORK BRANCH, as a Lender


                            By:

                            Its:

                            BARCLAYS BANK PLC, as a Lender





                            By:

                            Its:

                            DRESDNER BANK AG, NEW YORK AND
                            GRAND CAYMAN BRANCHES, as a
                            Lender


                            By:

                            Its:

                            CIBC INC., as a Lender and as an
                            Indemnifying Lender



                            By:

                            Its: